UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12


                            COLE NATIONAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


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             pursuant to Exchange Act Rule 0-11. (Set forth the amount on which
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
The following is a press release issued by Cole National on April 19, 2004:


[COLE NATIONAL LOGO]                                        PRESS RELEASE
                                                        FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
        1925 Enterprise Parkway                      Listed on New York Exchange
        Twinsburg, Ohio 44087                        Symbol "CNJ"
        (330)486-3100

        CONTACT:
        COLE NATIONAL CORPORATION                    OR KEKST AND COMPANY
        Joseph Gaglioti                              Victoria Weld/Ruth Pachman
        Tel.: +1 330-486-3100                        Tel.: +1 212-521-4800



      Cole National Corporation Receives Unsolicited Acquisition Proposal;
                    Postpones Special Meeting of Stockholders


         CLEVELAND, OHIO, APRIL 19, 2004 - Cole National Corporation (NYSE: CNJ) today announced that it received an unsolicited, non-binding offer on Thursday evening, April 15, 2004, from Moulin International Holdings Limited to acquire Cole National in a merger at a price of $25.00 per share in cash. The offer is subject to, among other things, the execution of definitive agreements, approval by Cole National's stockholders, receipt of regulatory approvals and other customary conditions. The proposal contemplates that HAL Holding, N.V., which owns approximately 19.2% of Cole National's outstanding shares, will provide substantial financing for the transaction, including by purchasing certain assets of Cole National at the closing of the proposed merger. Moulin also delivered written financial commitments from other financing sources for additional financing required for the transaction, which are subject to confirmatory legal and business due diligence (which they anticipate completing within one week of obtaining access to Cole National's confidential information) and other customary conditions.

         As previously announced, in January 2004 Cole National entered into a merger agreement with Luxottica Group S.p.A. pursuant to which Luxottica would acquire Cole National in a merger at a price of $22.50 per share in cash. The Luxottica merger agreement is subject to approval by Cole National stockholders, receipt of regulatory approvals and other customary conditions. Cole National stated that its Board of Directors has not withdrawn, modified or changed its recommendation of the Luxottica merger, and the merger agreement with Luxottica remains in effect. The board of directors of Cole National will review the Moulin proposal and make a determination whether to provide access to non-public information and enter into discussions or negotiations with Moulin in accordance with the terms of the Luxottica merger agreement. There is no assurance as to whether discussions with Moulin will occur, whether any agreement would result from any such discussions, or the terms and conditions thereof.

         Cole National also announced that as a result of the unsolicited Moulin proposal it will postpone the special meeting of stockholders scheduled for Tuesday, April 20, 2004, to a date to be announced in order to permit Cole National to file and distribute updated proxy materials.


ABOUT COLE NATIONAL
--------------------------------------------------------------------------------
         Cole National Corporation's vision business, together with Pearle franchisees, has 2,197 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 728 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,487 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

         Cole National filed a definitive proxy statement containing information about the proposed Luxottica merger with the United States Securities and Exchange Commission (the "SEC") on March 15, 2004, which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the Company.

         Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed Luxottica transaction. Information concerning the participants in the proxy solicitation is set forth in the definitive proxy statement as filed with the SEC.


SAFE HARBOR STATEMENT
--------------------------------------------------------------------------------

         Certain statements in this press release may constitute "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed, risks that stockholder approval may not be obtained for the Luxottica merger, legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger, uncertainties as to whether any transaction will be entered into with Moulin or, if entered into, will be consummated, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate recently acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in Cole National's filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National does not assume any obligation to update them.

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